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                                                                     EXHIBIT 5.1


                                November 5, 1996




(212) 351-4000                                                       72661-00019

Prime Service, Inc.
16225 Park Ten Place, Suite 200
Houston, Texas  77084

         Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") of Prime Service, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the issuance of up to 1,759,727 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company pursuant to the Company's Management Stock Incentive Plan (the "1994 Stock Incentive Plan") and the Company's 1996 Management Stock Incentive Plan (the "1996 Stock Incentive Plan").

         For the purposes of the opinion set forth below, we have examined and are familiar with the proceedings taken by the Company in connection with the issuance of the Shares, including, among other things, such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, it is our opinion that, when (i) the Registration Statement has become
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Prime Service, Inc.
November 5, 1996
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effective under the Securities Act and assuming that no stop order has been issued by the Commission with respect thereto, (ii) the Shares have been issued and sold as contemplated in the Registration Statement and in accordance with the provisions of the 1994 Stock Incentive Plan or the 1996 Stock Incentive Plan, as applicable, (iii) the Company has received consideration for the Shares in excess of the par value of the Common Stock and as contemplated by the 1994 Stock Incentive Plan or the 1996 Stock Incentive Plan, as applicable, and (iv) the Shares have been duly delivered, the Shares will be legally issued, fully paid and non-assessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                        Very truly yours,


                                        GIBSON, DUNN & CRUTCHER LLP